UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2011
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-23298 (Commission File Number)	33-0537669 (IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     QLogic Corporation (“QLogic”) held its annual meeting of stockholders (the “Annual Meeting”) on August 25, 2011 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders voted upon the following four proposals and cast their votes as described below.
     Proposal 1
     QLogic’s stockholders elected the eight individuals listed below to the QLogic Board of Directors (the “Board”), to serve on the Board until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Simon Biddiscombe	84,732,597	1,603,625	61,033	12,144,312
H.K. Desai	84,184,031	2,156,766	56,458	12,144,312
James R. Fiebiger	84,601,906	1,733,995	61,354	12,144,312
Balakrishnan S. Iyer	74,347,683	11,972,607	76,965	12,144,312
Kathryn B. Lewis	80,603,712	5,735,526	58,017	12,144,312
D. Scott Mercer	84,871,826	1,449,574	75,855	12,144,312
George D. Wells	80,344,557	5,976,040	76,658	12,144,312
William M. Zeitler	84,871,893	1,463,629	61,733	12,144,312
     Proposal 2
     Proposal 2 was an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

			BROKER
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
81,665,413	4,601,809	130,033	12,144,312
     Proposal 3
     Proposal 3 was an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “1 Year” received a majority of the votes cast.

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	BROKER NON-VOTES
78,774,961	120,528	6,608,788	892,978	12,144,312

     Based on these results, and consistent with QLogic’s recommendation, the Board has determined that QLogic will hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.
     Proposal 4
     Proposal 4 was the ratification of the appointment of KPMG LLP as QLogic’s independent auditors for the fiscal year ending April 1, 2012, as described in the proxy materials. This proposal was approved.

	VOTES
VOTES FOR	AGAINST	ABSTENTIONS
92,162,884	6,281,685	96,998

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
August 26, 2011	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer